STOCK AND WARRANT PURCHASE AGREEMENT


     THIS STOCK AND WARRANT PURCHASE AGREEMENT is made this 6th day of June, 1997 by and between The Diana Corporation ("Diana") and the person identified as "Buyer" on the signature page hereof
("Buyer").

     1. Purchase and Sale of Stock. Buyer hereby purchases, and Diana hereby sells and issues to Buyer, 175,000 shares of common stock, $1.00 par value, of Diana (the "Purchased Stock"), and a warrant (the "Warrant") to purchase 175,000 shares of common stock (the "Warrant Stock") for an aggregate purchase price of $350,000 (the "Purchase Price"). The Warrant is being executed contemporaneously herewith. Diana represents that each of the Purchased Stock and the Warrant Stock has been duly authorized for issuance and, upon issuance of the Purchased Stock in accordance herewith against payment of the Purchase Price, and upon issuance of the Warrant Stock against payment of the exercise price of the Warrant, will be validly issued, fully paid and nonassessable.

     2. Investment Representations and Covenants. (a) Buyer represents that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), and is a financially sophisticated financial or institutional investor that purchases equity securities in the ordinary course of business. Buyer is acquiring the Purchased Stock for investment purposes only, for its own account, and not with a view to the distribution thereof, other than pursuant to Rule 144 under the Securities Act or other exemption from or registration under the Securities Act. Buyer understands that the offer and sale of the Purchased Stock and Warrant to Buyer have not been registered under the Securities Act or under state securities laws and, accordingly, may not be transferred unless so registered or exemptions from such registration are available.

     (b) Buyer has reviewed Diana's most recent Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K filed since the date of the Form 10-K, and Diana's 1996 Annual Report to Stockholders and Proxy Statement. Buyer understands that an investment in the Purchased Stock is speculative and involves a high degree of risk. At this time, Diana is experiencing a severe liquidity deficiency.

     (c) Diana shall promptly deliver to Buyer a certificate representing the Purchased Stock. The certificates representing the Purchased Stock shall (unless registered under the Securities
Act and applicable state securities laws) have a legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR
(B) THE HOLDER HEREOF FURNISHES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DIANA CORPORATION TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

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     (d)  Buyer (if not James Fiedler) acknowledges and agrees that it is requiring that James Fiedler also purchase Common Stock and warrants of Diana on the same terms and conditions set forth herein.

     3. Miscellaneous. (a) This Agreement constitutes the entire agreement between the parties and all prior agreements, discussions and understandings of the parties are merged and made a part of this Agreement.

     (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of the which shall constitute one and the same instrument.

     (c) Any notice required or permitted to be given or made by either party to the other hereunder shall be deemed delivered if hand delivered, five days after being mailed postage prepaid, one business day after being sent prepaid by overnight courier or delivery service, or after being sent by facsimile transmission and received by receiving equipment to the parties at their respective addresses set forth opposite the signatures hereto or to such changed address as either party shall designate by proper notice to the other.

     (d) This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to the principles of conflicts of law thereunder.

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     IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first above written.

     Address for Notice:
                                        THE DIANA CORPORATION
     26025 Mureau Road
     Calabasas, California  91302
     Fax No. (818) 878-7633             By: /s/ Daniel W. Latham
                                                President and Chief
                                                Operating Officer



     Address for Notice:                BUYER

     24905 Ariella Drive                James J. Fiedler
     Calabasas, California  91302
                                        By:  /s/ James J. Fiedler
     Fax No. (818) 225-8746

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